Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Pricing of Public Offering of Common Units

DENVER—October 7, 2011—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that it priced a public offering of 5,000,000 common units at $45.52 per common unit.  MarkWest intends to use the net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, of approximately $218.3 million, as well as any proceeds from the exercise of the underwriters’ over-allotment option, to repay borrowings under its revolving credit facility.  MarkWest intends to use the remaining net proceeds to provide working capital for general partnership purposes.  MarkWest has granted the underwriters a 30-day option to purchase a maximum of 750,000 additional common units to cover over-allotments, if any.

Morgan Stanley, BofA Merrill Lynch, Citigroup, RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

Morgan Stanley
Attn: Prospectus Dept.
180 Varick Street, 2nd Floor
New York, New York 10014
Toll-Free: (866) 718-1649
prospectus@morganstanley.com

BofA Merrill Lynch
Attn: Prospectus Department
4 World Financial Center
New York, New York 10080
Email: dg.prospectus_requests@baml.com

Citigroup
Attention: Prospectus Dept.
Brooklyn Army Terminal
140 58th Street, 8th floor,
Brooklyn, New York 11220
Toll-free number: (800) 831-9146
Email: batprospectusdept@citi.com

RBC Capital Markets
Attn: Equity Syndicate
Three World Financial Center

200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: (877) 822-4089

Wells Fargo Securities
Attention: Equity Syndicate Dept.
375 Park Ave.
New York, New York 10152
Toll-free number: (800) 326-5897
Email: cmclientsupport@wellsfargo.com

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The common units are being offered pursuant to an effective shelf registration statement that MarkWest previously filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.